Duke REALTY

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS
FIRST QUARTER 2016 RESULTS

Core FFO per Share of $0.28

89 percent Lease Renewal Rate with over 15 percent Rent Growth

79 percent Pre-Leased $694 million Development Pipeline

(INDIANAPOLIS, April 27, 2016) – Duke Realty Corporation (NYSE: DRE), a leading industrial and medical office property REIT, today reported results for the first quarter of 2016.

Quarterly Highlights

- Core Funds from Operations ("Core FFO") per diluted share was $0.28 for the quarter. Funds from Operations ("FFO") per diluted share, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), was $0.26 for the quarter.

- Due to the company's strategy in the near term to dispose of its remaining suburban office properties, all operational results are provided for only the industrial and medical office portfolios on an ongoing basis. Operating results for the quarter are as follows:
    - Total portfolio occupancy of 94.7 percent and in-service portfolio occupancy of 95.7 percent;

- Same-property net operating income growth of 6.0 percent for the quarter ended March 31, 2016 as compared to the quarter ended March 31, 2015 and 5.0 percent for the twelve months ended March 31, 2016 as compared to the twelve months ended March 31, 2015;
- Adjusted Funds from Operations ("AFFO") of $0.26 per diluted share;
- Total leasing activity of 7.3 million square feet.

- Successful execution of capital transactions during the quarter:
  - Began $161 million of new developments;
  - Completed $94 million of non-strategic building and land dispositions.

Jim Connor, President and CEO said, "We are off to a great start to 2016 with continued solid operating results, highlighted by the lease up of speculative space and exceptionally strong renewal activity for the quarter. We executed 3.3 million square feet of renewal leases, representing a 89.1 percent renewal rate during the quarter, with an impressive 15.4 percent growth in net effective rent. We also achieved same property net operating income growth of 6.0 percent in the first quarter of 2016 compared to the first quarter of 2015. Our development results continue to exemplify a best-in-class platform with the highly pre-leased developments that we started this quarter and the lease up of previous speculative projects."

Financial Performance

- The following table reconciles FFO per share, as defined by NAREIT, to Core FFO per share as measured by the company for the three months ended March 31, 2016 and 2015:

	Three Months Ended March 31	
	2016	2015
FFO per share - diluted, as defined by NAREIT	**$ 0.26**	$ 0.33
Adjustments:		
Loss on debt extinguishment	—	—
Land impairment charges	**0.02**	—
Gain on land sales	—	(0.02)
Core FFO per share – diluted	**$ 0.28**	$ 0.31

- Core FFO per share for the first quarter of 2016 decreased by $0.03 per share from the first quarter of 2015. The decrease in Core FFO per share is the result of the company using the proceeds from its significant 2015 dispositions to either reduce leverage or to re-invest in development properties that have not yet been placed in

service or fully leased. The impact of the significant 2015 disposition activity was partially offset by improved operating performance in the company's existing base of properties. A reconciliation of net income to FFO as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release.

- Net income was $0.12 per diluted share for the first quarter of 2016 compared to $0.19 per diluted share for the same quarter in 2015. In addition to the factors causing the decrease to Core FFO per share discussed above, the decrease in net income per share was due to lower gains on sale of depreciable real estate properties.

Portfolio Operating Performance

Strong overall operating performance across all product types:

- In-service occupancy in the bulk distribution portfolio at March 31, 2016 of 95.7 percent compared to 96.5 percent at December 31, 2015. The decrease in in-service occupancy for the bulk distribution portfolio was due to the impact of speculative developments being placed in service, partially offset by positive net absorption within the rest of the portfolio.

- In-service occupancy in the medical office portfolio of 95.6 percent at March 31, 2016 compared to 95.5 percent at December 31, 2015.

- Total occupancy, including properties under development, of 94.7 percent at March 31, 2016 compared to 94.2 percent at December 31, 2015.

- Tenant retention of 89 percent for the quarter, with overall renewal rental rate growth of 15.4 percent.

- Same-property net operating income growth of 6.0 percent for the quarter ended March 31, 2016 as compared to the quarter ended March 31, 2015 and 5.0 percent for the twelve months ended March 31, 2016 as compared to the twelve months ended March 31, 2015.

Real Estate Investment Activity

Development

Mr. Connor further stated, "We continued to increase our investment in high-quality industrial properties, starting four new industrial projects totaling 2.6 million square feet that were 87 percent pre-leased in total. We also signed 576,000 square feet of leases during the quarter in speculative projects that had been started in prior quarters. Our development pipeline under construction totaled 8.7 million square feet and was 79 percent pre-leased at March 31, 2016."

The first quarter included the following development activity:

Wholly-Owned Properties

- During the quarter, the company started $150 million of wholly-owned industrial development projects totaling 2.4 million square feet, which were 91 percent pre-leased in total. These wholly-owned development starts included a 100 percent leased, 1.2 million square foot, industrial project in Southern California.
- Two bulk industrial projects, which were 11 percent leased and totaled 1.2 million square feet, were placed in service. Additionally, two medical office projects, which were 100 percent pre-leased and totaled 104,000 square feet, were placed in service.
- Wholly-owned development projects under construction at March 31, 2016 consisted of 16 industrial projects totaling 6.4 million square feet and eight medical office projects totaling 530,000 square feet. These projects were 76 percent pre-leased in the aggregate.

Joint Venture Properties

- During the quarter, a 46 percent pre-leased bulk industrial project, which totaled 243,000 square feet, was started in Indianapolis in one of our 50 percent-owned unconsolidated joint ventures.
- One bulk industrial project, which was 53 percent pre-leased and totaled 482,000 square feet, was placed in service during the quarter by a 50 percent-owned joint venture.

- Joint venture development projects under construction at March 31, 2016 consisted of three industrial projects totaling 1.7 million square feet, which are 92 percent pre-leased.

Land Monetization

143 acres of owned or jointly controlled land, with an improved basis of $43 million, were utilized for development projects during the first quarter of 2016.

Building Dispositions

Building dispositions totaled $90 million in the first quarter and were comprised of the following:

Wholly-Owned Properties

- Two suburban office properties, which were 77 percent leased and totaled 264,000 square feet;
- A non-strategic industrial property in St. Louis, which was 100 percent leased and totaled 119,000 square feet.

Joint Venture Properties

- Five suburban office buildings in South Florida and Atlanta, which were 99 percent leased and totaled 733,000 square feet, from a 20 percent-owned joint venture and an 11 percent-owned joint venture.

Distributions Declared

Our board of directors declared a quarterly cash distribution on our common stock of $0.18 per share, or $0.72 per share on an annualized basis. The first quarter dividend will be payable May 31, 2016 to shareholders of record on May 16, 2016.

2016 Earnings Guidance

The company reaffirmed all annual guidance metrics, including Core FFO, FFO, and Adjusted Funds from Operations ("AFFO"), as shown on the 2016 Range of Estimates presented on page 32 of the March 31, 2016 supplemental information.

FFO and AFFO Reporting Definitions

FFO: FFO is computed in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets, and extraordinary items (computed in accordance with generally accepted accounting principles ("GAAP")); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company's cash needs, including the company's ability to make cash distributions to shareholders.

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expenses or benefits related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as "other income tax items"), gains (losses) on debt transactions, adjustments on the repurchase or redemption of preferred stock, gains (losses) on and related costs of acquisitions, and severance charges related to major overhead restructuring activities. Although the company's calculation of Core FFO differs from NAREIT's definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

AFFO: AFFO is defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at our ownership percentage.

A description of the properties that are excluded from the company's same-property measure is included on page 19 of our March 31, 2016 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 138 million rentable square feet of industrial and medical office assets in 21 major U.S. metropolitan areas. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

First Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, April 28, 2016, at 3:00 p.m. ET to discuss its first quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website.

A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company's future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company's abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or

a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company's ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company's common stock; (xii) the reduction in the company's income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xv). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. The company refers you to the section entitled "Risk Factors" contained in the company's Annual Report on Form 10-K for the year ended December 31, 2015. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:
Ron Hubbard
317.808.6060

Media:
Helen McCarthy
317.708.8010

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,	
	2016	2015
Revenues:		
Rental and related revenue	$201,803	$214,615
General contractor and service fee revenue	23,151	52,820
	224,954	267,435
Expenses:		
Rental expenses	29,278	36,124
Real estate taxes	29,627	30,779
General contractor and other services expenses	20,920	47,023
Depreciation and amortization	77,798	81,903
	157,623	195,829
Other operating activities:		
Equity in earnings of unconsolidated companies	21,860	6,246
Gain on sale of properties	15,577	23,484
Gain on land sales	130	5,425
Other operating expenses	(1,237)	(1,557)
Impairment charges	(6,405)	-
General and administrative expenses	(18,098)	(17,004)
	11,827	16,594
Operating income	79,158	88,200
Other income (expenses):		
Interest and other income, net	2,523	338
Interest expense	(37,730)	(49,610)
Acquisition-related activity	(3)	(28)
Income from continuing operations, before income taxes	43,948	38,900
Income tax expense	(343)	(1,484)
Income from continuing operations	43,605	37,416
Discontinued operations:		
Income before gain on sales	237	10,178
Gain on sale of depreciable properties, net of tax	(86)	18,375
Income from discontinued operations	151	28,553
Net income	43,756	65,969
Net income attributable to noncontrolling interests	(449)	(725)
Net income attributable to common shareholders	$43,307	$65,244
Basic net income per common share:		
Continuing operations attributable to common shareholders	$0.12	$0.11
Discontinued operations attributable to common shareholders	0.00	0.08
Total	$0.12	$0.19
Diluted net income per common share:		
Continuing operations attributable to common shareholders	$0.12	$0.11
Discontinued operations attributable to common shareholders	0.00	0.08
Total	$0.12	$0.19

Duke Realty Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited and in thousands)

	March 31, 2016	December 31, 2015
Assets		
Real estate investments:		
Land and improvements	$1,423,977	$1,391,763
Buildings and tenant improvements	4,777,883	4,740,837
Construction in progress	352,108	321,062
Investments in and advances to unconsolidated companies	277,869	268,390
Undeveloped Land	344,388	383,045
	7,176,225	7,105,097
Accumulated depreciation	(1,234,634)	(1,192,425)
Net real estate investments	5,941,591	5,912,672
Real estate investments and other assets held-for-sale	64,161	45,801
Cash and cash equivalents	15,640	22,533
Accounts receivable, net	20,004	18,846
Straight-line rents receivable, net	118,667	116,781
Receivables on construction contracts, including retentions	16,623	16,459
Deferred leasing and other costs, net	339,871	346,374
Escrow deposits and other assets	380,403	416,049
	$6,896,960	$6,895,515
Liabilities and Equity		
Indebtedness:		
Secured debt, net of deferred financing costs	$722,069	$738,444
Unsecured debt, net of deferred financing costs	2,510,991	2,510,697
Unsecured line of credit	148,000	71,000
	3,381,060	3,320,141
Liabilities related to real estate investments held-for-sale	1,388	972
Construction payables and amounts due subcontractors, including retentions	55,121	54,921
Accrued real estate taxes	71,197	71,617
Accrued interest	30,591	34,447
Other accrued expenses	31,649	61,827
Other liabilities	99,303	106,283
Tenant security deposits and prepaid rents	36,534	40,506
Total liabilities	3,706,843	3,690,714
Shareholders' equity:		
Common stock	3,459	3,453
Additional paid-in-capital	4,965,226	4,961,923
Accumulated other comprehensive income	1,511	1,806
Distributions in excess of net income	(1,804,765)	(1,785,250)
Total shareholders' equity	3,165,431	3,181,932
Noncontrolling interest	24,686	22,869
Total equity	3,190,117	3,204,801
	$6,896,960	$6,895,515

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended March 31
(Unaudited and in thousands, except per share amounts)

	2016			2015		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	$43,307			$65,244		
Less: dividends on participating securities	(584)			(620)		
Net income per common share- basic	42,723	345,665	$0.12	64,624	344,597	$0.19
Add back:						
Noncontrolling interest in earnings of unitholders	438	3,498		699	3,695	
Other potentially dilutive securities	-	511		-	361	
Net income attributable to common shareholders- diluted	$43,161	349,674	$0.12	$65,323	348,653	$0.19
Reconciliation to funds from operations ("FFO")						
Net income attributable to common shareholders	$43,307	345,665		$65,244	344,597	
Adjustments:						
Depreciation and amortization	77,798			85,420		
Company share of joint venture depreciation, amortization and other	3,639			4,928		
Gains on depreciable property sales - wholly owned, discontinued operations	86			(18,375)		
Gains on depreciable property sales - wholly owned, continuing operations	(15,577)			(23,484)		
Income tax expense triggered by depreciable property sales	343			1,484		
Gains on depreciable property sales - JV	(17,942)			(1,544)		
Noncontrolling interest share of adjustments	(484)			(514)		
NAREIT FFO attributable to common shareholders - basic	91,170	345,665	$0.26	113,159	344,597	$0.33
Noncontrolling interest in income of unitholders	438	3,498		699	3,695	
Noncontrolling interest share of adjustments	484			514		
Other potentially dilutive securities		3,279			3,233	
NAREIT FFO attributable to common shareholders - diluted	$92,092	352,442	$0.26	$114,372	351,525	$0.33
Gain on land sales	(130)			(5,425)		
Loss on debt extinguishment, joint ventures	1,592			-		
Land impairment charges	6,405			-		
Acquisition-related activity	3			28		
Core FFO attributable to common shareholders - diluted	$99,962	352,442	$0.28	$108,975	351,525	$0.31
Adjusted FFO						
Core FFO - diluted	$99,962	352,442	$0.28	$108,975	351,525	$0.31
Adjustments:						
Straight-line rental income and expense	(3,711)			(9,179)		
Amortization of above/below market rents and concessions	634			2,113		
Stock based compensation expense	10,378			10,065		
Noncash interest expense	1,458			1,775		
Second generation concessions	-			(36)		
Second generation tenant improvements	(8,017)			(6,900)		
Second generation leasing commissions	(9,798)			(6,698)		
Building improvements	(521)			(290)		
Adjusted FFO - diluted	$90,385	352,442	$0.26	$99,825	351,525	$0.28